                                                                Exhibit 77Q1(d)

                         LORD ABBETT INVESTMENT TRUST

                                 AMENDMENT TO
                      DECLARATION AND AGREEMENT OF TRUST

   The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust") organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby, pursuant to Section 5.3 of the Declaration:
(i) establish two new series of shares of the Trust to be designated as the "Lord Abbett Corporate Bond Fund" and the "Lord Abbett Short Duration Core Bond Fund"; (ii) establish the following classes of the Lord Abbett Corporate Bond
Fund: Class A, Class C, Class F, Class F3, Class I, Class R2, Class R3,
Class R4, Class R5, Class R6, and Class T; and (iii) establish the following classes of the Lord Abbett Short Duration Core Bond Fund: Class A, Class C, Class F, Class F3, Class I, Class R2, Class R3, Class R4, Class R5, Class R6, and Class T. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which each such series or class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

   This instrument shall constitute an amendment to the Declaration.

   IN WITNESS WHEREOF, the undersigned have executed this instrument this 15th day of December 2016.

/s/ Daria L. Foster                    /s/ Julie A. Hill
--------------------------------       --------------------------------------
Daria L. Foster                        Julie A. Hill

/s/ E. Thayer Bigelow                  /s/ Franklin W. Hobbs
--------------------------------       --------------------------------------
E. Thayer Bigelow                      Franklin W. Hobbs

/s/ Robert B. Calhoun, Jr.             /s/ James M. McTaggart
--------------------------------       --------------------------------------
Robert B. Calhoun, Jr.                 James M. McTaggart

/s/ Eric C. Fast                       /s/ James L. L. Tullis
--------------------------------       --------------------------------------
Eric C. Fast                           James L.L. Tullis

/s/ Evelyn E. Guernsey                 /s/ Mark A. Schmid
--------------------------------       --------------------------------------
Evelyn E. Guernsey                     Mark A. Schmid

/s/ Douglas B. Sieg
--------------------------------
Douglas B. Sieg